UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 19, 2024
URBAN-GRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 390-3880
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described under Item 5.07 of this report, on June 19, 2024, at the Annual Meeting of Stockholders (“Annual Meeting”) of urban-gro, Inc. (“Company”), the Company's stockholders approved a second amendment (the “Plan Amendment”) to the Company's 2021 Omnibus Stock Incentive Plan (the “2021 Plan”). The 2021 Plan, as amended by the Plan Amendment, is referred to herein as the “Amended Plan.” The Amended Plan increased the number of shares of common stock the Company authorized for issuance under the 2021 Plan by 1,200,000 shares.
A summary of the Amended Plan is included in Proposal 2 of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2024 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summary of the Amended Plan contained herein and in the Proxy Statement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 19, 2024. At the close of business on April 22, 2024, the record date for the Annual Meeting (the “Record Date”), there were 12,318,761 shares of common stock, par value $0.001 per share, of the Company issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the Annual Meeting. At the Annual Meeting, there were present in person or by proxy 6,368,597 shares of the Company’s common stock, representing stockholders entitled to cast approximately 51.70% of the total outstanding eligible votes and constituting a quorum.

Five proposals were submitted in the Proxy Statement, one proposal was withdrawn, and the remaining four proposals were considered and voted upon at the Annual Meeting, all of which were described in the Proxy Statement filed with the Securities and Exchange Commission on April 25, 2024. Because Proposal Number 3 was withdrawn, there were no non-discretionary matters voted on at the Annual Meeting and, as such, the Company did not record any broker non-votes. Below are the voting results of the four proposals that were considered at the Annual Meeting:

Proposal 1. Election of Directors
At the Annual Meeting, the Company’s stockholders elected all of the incumbent directors that stood for reelection. Each director was elected by a plurality vote. The directors elected and the final vote tabulation for each director were as follows:

Director	For	Withhold
Bradley J. Nattrass	6,034,316	334,281
James R. Lowe	6,011,531	357,066
Lewis O. Wilks	5,654,835	713,762
Anita Britt	5,578,505	790,092
David Hsu	5,217,966	1,150,631
Sonia Lo	5,217,679	1,150,918

Proposal 2. Amendment to the 2021 Omnibus Stock Incentive Plan
The Company’s stockholders approved an amendment to the Company's Omnibus 2021 Stock Incentive Plan. The proposal passed by the affirmative vote of a majority of votes cast. The final vote tabulation for that proposal was as follows:

For	5,755,205
Against	553,284
Abstain	60,108
Proposal 3. Appointment of Independent Registered Public Accounting Firm
As further described in the Company’s proxy supplement filed on May 7, 2024, the third proposal listed in the Proxy Statement was withdrawn by the Company.
Proposal 4. Compensation of Named Executive Officers
The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the named executive officers as set forth in the Proxy Statement. The proposal passed by the affirmative vote of a majority of votes cast. The final vote tabulation for that proposal was as follows:

For	3,964,817
Against	594,037
Abstain	1,809,743
Proposal 5. Frequency of Future Advisory Votes on the Compensation of Named Executive Officers
The Company’s stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of named executive officers for a one year frequency. The proposal passed by the affirmative vote of a majority of votes cast. The final vote tabulation for that proposal was as follows:

For “ONE YEAR”	4,161,588
For “TWO YEARS”	220,648
For “THREE YEARS”	143,399
Abstain	1,842,962
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amendment to the Company's 2021 Omnibus Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: June 20, 2024	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer